UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2013

PACIRA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35060	51-0619477
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5 Sylvan Way, Suite 100, Parsippany, New Jersey 07054

(Address of principal executive offices) (Zip Code)

(973) 254-3560

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Pacira Pharmaceuticals, Inc. (the “Company”) is filing this Amendment No. 1 to its Current Report on Form 8-K filed on June 14, 2013 for the sole purpose of disclosing the Company’s decision regarding the frequency with which it will include an advisory vote to approve the compensation of its named executive officers in future annual meeting proxy materials.

Item 5.07.  Submissions of Matters to a Vote of Security Holders.

As previously reported, at the Company’s 2013 annual meeting of stockholders the option regarding the frequency (every year, every two years or every three years) of the advisory vote to approve the compensation of the Company’s named executive officers that received the highest number of votes cast was every “one year,” as recommended by the Company’s board of directors. In light of these results, the Company has determined to hold an advisory vote on named executive officer compensation every year until the next required advisory vote on the frequency of future votes on named executive officer compensation or until the Company’s board of directors otherwise determines that a different frequency for such advisory votes is in the best interests of the stockholders of the Company.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacira Pharmaceuticals, Inc.

Date: January 22, 2014	By:	/s/ James Scibetta
James Scibetta Chief Financial Officer